Exhibit 3.6

REVISED AND RESTATED BY-LAWS OF
ABBOTT AMBULANCE, INC.

(FORMERLY ABBOTT MERGER, INC.)

ARTICLE ONE

Offices

1.1                                 Principal Office.  The principal office of the Corporation shall be located in the City or County of St. Louis of the State of Missouri.  The Corporation may have such other offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.2                                 Registered Office.  The address of the registered office of the Corporation may be changed from time to time by the Board of Directors.

ARTICLE TWO

Shareholders

2.1                                 Classes.  The Corporation shall have one class of common stock held by the following shareholders:

LPG AMBULANCE SERVICES, LLC

2.2                                 Annual Meeting and Action Without Meeting by Written Consent.  The shareholders shall have an annual meeting on the last Friday in August, at such time and place as the Board of Directors shall determine, except that the shareholders may take any action without a meeting as provided by R.S.Mo. Section 351.273.

2.3                                 Special Meetings.  Special meetings of the shareholders may be called at any time for any purpose or purposes by the President, by a Vice President, or by the Board of Directors, or any one of the shareholders.  Such request shall state the purpose or purposes of the meeting.  Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

2.4                                 Place of Holding Meetings.  All meetings of shareholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

2.5                                 Notice of Meetings.  Written notice of each meeting of the shareholders shall be mailed by first class or registered mail, postage prepaid by the Secretary, to each shareholder of record entitled to vote thereat at his post office address or delivered by wire or wireless communication, as it appears upon the books of the Corporation, at least ten (10) days but no more than seventy (70) days before the meeting.  Each such notice shall state the place, day, and hour at which the meeting is to be held, together with any other matters required by Section 351.230 of The General and Business Corporation Law of Missouri, and, in the case of any special meeting, shall also state the matter or matters for which the meeting is called.

2.6                                 Waiver of Notice.  A. A shareholder may waive any notice required by The General and Business Corporation Law of Missouri, the Articles of Incorporation, or these Bylaws, before or after the date and time stated in the notice.  The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

B.                                     A shareholder’s attendance at a meeting:

(1)                                  Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

(2)                                  Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.7                                 Quorum.  The presence in person or by proxy of all of the shareholders of the Corporation shall constitute a quorum at all meetings of the shareholders.  If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shareholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend.  At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

2.8                                 Voting.  At all meetings of shareholders, every shareholder entitled to vote thereat shall have one (1) vote per outstanding share of common stock owned by such shareholder.  Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney, bearing a date not more than three (3) months prior to said meeting.  Such proxy shall be dated, but need not be sealed, witnessed or acknowledged.  Except as otherwise provided in the Articles of Incorporation, these By-Laws or by law, all elections shall be had and all questions shall be decided by majority vote.

ARTICLE THREE

Directors

3.1                                 Powers.  The property and affairs of the Corporation shall be managed by the Board of Directors of the Corporation, all of whom shall be officers, directors, members, or employees of shareholder or an affiliate or designee thereof.  The Board of Directors shall have and is vested with all powers and authorities, except as may be expressly limited by law, the Articles of Incorporation of the Corporation or these By-Laws, to supervise, control, direct and manage the property, affairs and activities of the Corporation, to determine the policies of the Corporation, to do or cause to be done any and all lawful things for and on behalf of the Corporation, to exercise or cause to be exercised any and all of its powers, privileges or franchises, and to seek the effectuation of its objects and purposes.

3.2                                 Directors.  The shareholder shall designate two (2) Directors [three (3) when the Amendment of Articles of Incorporation increasing the number of Directors from two (2) to three (3) is filed with the Missouri Secretary of State] who shall serve for a regular term of one year or until their successors shall have been duly designated and qualified.

Any action which is required to be or may be taken by the Board of Directors pursuant to corporate resolution shall, except as otherwise provided by the Articles of Incorporation, these By-Laws or by law, be approved by a majority vote of the Board of Directors or with unanimous written approval of the Board of Directors.  The Board shall determine the limit of authority of each person who is empowered to sign corporate checks.

Notwithstanding the foregoing, the following actions require the unanimous vote of the Board of Directors:

a.                                       Sale of substantially all of the assets of the Corporation.

b.                                      Compensation to any Director or officer or to an employee who is a family member of a Director or officer.

c.                                       Declaration of dividends.

d.                                      The incurring of secured indebtedness.

e.                                       Election of officers.

f.                                         Merger, consolidation or dissolution.

3.3                                 Number of Directors.  The number of voting Directors of the Corporation shall be two (2) until the Amendment of Articles of Incorporation increasing the number of Directors from two (2) to three (3) is filed with the Missouri Secretary of State.

3.4                                 Election and Terms of Office.  Each Director appointed by the shareholder shall serve as a Director until the expiration of such Director’s term, until designation by the shareholder of a new Director to replace such Director, or until the shareholder ceases to be a shareholder.  At the first annual meeting and thereafter at every annual meeting of shareholders and of the Board of Directors, as the first order of business of the meeting, Directors shall be chosen by the shareholder to fill the vacancies created by such expirations, to serve for a term of one year and/or until their successors are duly designated, and commence their term of office.  After the appointment of new Directors, the meeting shall continue as a meeting of the Board of Directors, for the purpose of electing officers and transacting such other business as may be presented to the meeting; no notice need be given to such newly designated Directors who are present at such meeting or who sign waivers of notice thereof.

3.5                                 Vacancies.  Any vacancy occurring in the Board of Directors shall be filled by the shareholder.  The new Director will complete the unexpired term of the replaced Director.

3.6                                 Compensation.  Directors as such shall not receive any stated salaries for their services, but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation or reimbursement of expenses therefor.

3.7                                 Director Conflicts of Interest.  A transaction with the Corporation in which a Director of the Corporation has a material interest (“conflict of interest transaction”) is not voidable or the basis for imposing liability on a Director if the transaction was not unfair to the Corporation at the time it was entered into or is approved in advance by the vote of the Board of Directors or a committee of the Board if:

(a)                                  The material facts of the transaction and the Director’s interest are disclosed or known to the Board or committee of the Board; and

(b)                                 The Directors approving the transaction in good faith reasonably believe that the transaction is not unfair to the Corporation.

A conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board or on the committee, who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified by a single Director.  The presence of, or a vote cast by, a Director with a material interest in the transaction does not affect the validity of any action taken if the transaction is otherwise approved as provided in this Section.

3.8                                 Resignation.  Any Director may resign from the Board of Directors of the Corporation.  Such resignation shall be in writing and shall be effective immediately or as such resignation shall provide.

ARTICLE FOUR

Meetings of Board of Directors

4.1                                 Regular Meetings.  The Board of Directors shall meet on a regular basis, at least annually, on the last Friday in August, for the election of officers and for the transaction of such business as shall come before the Board of Directors.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board’s resolution.

4.2                                 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman or any Director.  The person or persons authorized to call special meetings of the Board shall fix the purpose of, place within the State of Missouri, and the time for any such special Board meeting.  Notice of any special meetings of the Board of Directors shall be given at least five (5) days, but not more than forty (40) days prior thereto by written notice delivered personally or sent by mail, telegraph or other form of wire or wireless communication to each Director at his address.  Written notice, is effective at the earliest of the following:

(1)                                  When received;

(2)                                  Five days after its deposit in the United States mail, as evidenced by the postmark, if mailed correctly addressed and with first class postage affixed;

(3)                                  On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee;

(4)                                  Thirty days after its deposit in the United States mail, as evidenced by the postmark, if mailed correctly addressed and with other than first class, registered or certified postage affixed.  Any Director may waive notice of any meeting.  The attendance of a Director at or participation in any meeting shall constitute a waiver of notice of such meeting, unless the Director upon arriving at the meeting or prior to the vote on a matter not noticed in conformity with The General and Business Corporation Law of Missouri, the Articles of Incorporation or these Bylaws objects to lack of notice and does not vote for or assent to the objected to action.

4.3                                 Quorum.  At all meetings of the Board, two Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of two of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.  If a quorum shall not be present at any meeting of Directors, the Directors present may continue the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can simultaneously hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.  Any action which could be taken by the Board of Directors may be taken without a meeting if all the Directors sign written consents thereto.

4.4                                 Committees.  The Board of Directors may, by resolution passed by the Directors, designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation, if any, to be affixed to all documents which may require it.  Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.  Such committee or committees may not:

(1)                                  Authorize distributions to shareholders, Directors, officers, agents or employees;

(2)                                  Approve or recommend to shareholders dissolution, merger or the sale, pledge or transfer of all or substantially all of the Corporation’s assets;

(3)                                  Elect, appoint or remove Directors or fill vacancies on the Board or on any of its committees; or

(4)                                  Adopt, amend or repeal the Articles or Bylaws.

ARTICLE FIVE

Advisory Committees

5.1                                 Advisory Committees.  The Board of Directors by a resolution adopted by a majority of the Directors in office may establish advisory committees, not necessarily having a Director as a member thereof.  One member of each such committee shall be appointed chairperson by the Board of Directors.

5.2                                 Quorum.  Unless otherwise provided in the resolution of the Board of Directors designating a committee, a majority of the whole committee shall constitute a quorum and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.  No action of an advisory committee shall be deemed action of the Board of Directors,

ARTICLE SIX

Officers

6.1                                 Executive Officers.  Executive officers of the Corporation shall be the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the President and Chief Executive Officer (the “President”), one or more Vice-Presidents, a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect.  The President shall be selected by the Board of Directors.  Any two or more offices may be held by the same person.

6.2                                 Election and Term.  The President, Vice-President(s), a Secretary and a Treasurer shall be elected at the first meeting of the Board of Directors and shall hold office at the pleasure of the Board of Directors until their successors are elected and shall qualify.  Additional Vice-Presidents, Assistant Secretaries and Assistant Treasurers may be elected by the Board of Directors at any meeting thereof to hold office at the pleasure of the Board of Directors.  If more than one Vice-President should be elected, the Board of Directors at the time of the election shall determine the seniority of each of the Vice-Presidents.

6.3                                 Removal.  Any officer elected by the Board of Directors may be removed at any time by a unanimous vote of the entire Board of Directors with or without cause and such removal shall be without prejudice to the contract rights, if any, of such officer.

6.4                                 Vacancies.  A vacancy in any office caused by death, resignation, removal or otherwise, may be filled by the Board of Directors.

6.5                                 Compensation.  The Board of Directors may determine the compensation to be received by officers of the Corporation and agents appointed by the Board of Directors.

ARTICLE SEVEN

Duties of Officers

7.1                                 The President.  The President shall supervise and control the business, property and affairs of the Corporation, subject to the authority hereinabove given to the Board of Directors.  If not already appointed as a Director on the Board of Directors, he shall serve ex officio, without vote, on the Board of Directors.  The President shall execute deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except where the execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to another officer or agent of the Corporation, or shall be required by law to be otherwise executed.  The President shall perform all duties incident to his office, and such other duties as may be assigned by the Board of Directors from time to time.

7.2                                 Vice Presidents.  The Vice-Presidents shall perform the duties and exercise the powers delegated to them by the Board of Directors or by the President of the Corporation.  In the absence of, or inability or refusal to perform by, the President and with the consent of the Board of Directors, the Vice-Presidents in order of their seniority may perform the duties and exercise the powers of the President subject to any restrictions imposed by the Board of Directors.

7.3                                 The Secretary.  The Secretary shall attend all meetings of the shareholders and the Board of Directors, and shall record votes and keep minutes of such meetings in one or more books provided for that purpose.  The Secretary shall give all notices in the manner required by the By-Laws of the Corporation or by law.  The Secretary shall be custodian of the corporate records and corporate seal, if any, and, when authorized by the Board of Directors, President or Vice-President, shall affix the seal, if any, to any document or instrument of the Corporation requiring the seal.  The Secretary shall keep at the principal office of the Corporation a list of the post office addresses of the shareholders and Directors that shall be given by each such shareholder and Director to the Secretary.  The Secretary shall maintain the stock transfer book and make at least ten (10) days before a shareholder meeting an alphabetical list of the shareholders containing addresses and number of shares held by each which shall be open for inspection by the shareholders at any time during usual business hours.  The Secretary shall, in general, perform all duties incident to the office of Secretary and perform such other duties as may be required by the Board of Directors or the President, under whose supervision he shall be.  If the Secretary is absent from any meeting, the Board of Directors may select any of their number, or any Assistant Secretary, to act as temporary Secretary.

7.4                                 Treasurer.  The Treasurer shall have control and custody of the funds and securities of the Corporation.  The Treasurer shall keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and the Treasurer shall deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the Board of Directors may designate.  The Treasurer shall make disbursements of the funds and securities of the Corporation upon order of the Board of Directors and obtain proper vouchers therefor.  The Treasurer shall report to the Board of Directors at all meetings thereof concerning the financial condition of the Corporation and the performance of his duties as Treasurer.  In general, the Treasurer shall perform all duties incident to the office of Treasurer.  The Treasurer shall, upon request of the Board of Directors, furnish a bond at the Corporation’s request for the faithful performance of the Treasurer’s duties in such amount and with such surety as the Board or President may require.

7.5                                 Assistant Officers.  Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

7.6                                 Subordinate Officers.  The Board of Directors may elect such subordinate officers as it deems necessary to serve for such period and have such authority and perform such duties as the Board of Directors may authorize.

7.7                                 Chairman and Vice Chairman.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform all duties assigned to him or her by the Board of Directors.  In the absence of the Chairman, the Vice-Chairman shall preside at all meetings of the Board of Directors.

ARTICLE EIGHT

Fiscal Year

The fiscal year of the Corporation shall end on the last day of each year unless another date shall be fixed by resolution of the Board of Directors.

ARTICLE NINE

Seal

The seal of the Corporation shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Missouri”.  The form of any seal of the Corporation may be changed from time to time by resolution of the Board of Directors, or the Board of Directors by resolution may eliminate the requirement of having a corporate seal.

ARTICLE TEN

Contracts, Loans, Checks And Deposits

10.1                           Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, or duly authorized representative(s) of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

10.2                           Loans.  No loans of any kind shall be contracted on behalf of the Corporation, and no evidences of indebtedness or guaranties thereof shall be issued in its name unless authorized by a resolution of the Board of Directors and unanimous consent of the shareholders.  Such authority may be general or confined to specific instances.

10.3                           Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

10.4                           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

10.5                           Gifts.  The Board of Directors may accept on behalf of the Corporation any contribution, gift, bequest or devise for the general purposes or for any special purpose of the Corporation.  The Board may reject any contributions, gift, bequest or devise for any reason.

10.6                           Prohibited Loans.  The Corporation shall not make any loan to any shareholder, officer or Director of the Corporation.

ARTICLE ELEVEN

Books and Records

11.1                           Corporate Records. A. The Corporation shall keep as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Directors without a meeting, and a record of all actions taken by committees of the Board of Directors as authorized by Article Four.

B.                                     The Corporation shall maintain appropriate accounting records.

C.                                     The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number of votes each shareholder is entitled to vote.

D.                                    The Corporation shall keep a copy of the following records at its principal office:

(1)                                  Its Articles of Incorporation and all amendments to them currently in effect;

(2)                                  Its Bylaws and all amendments to them currently in effect;

(3)                                  Resolutions adopted by its Board of Directors relating to the characteristics, qualifications, rights, limitations and obligations of shareholders or any class or category of shareholders;

(4)                                  The minutes of all meetings of shareholders and records of all actions approved by the shareholders for the past three years;

(5)                                  All written communications to all shareholders or any specific class of shareholders generally within the past three years, including any financial statements furnished for the past three years pursuant to Section 11.5 below;

(6)                                  A list of the names and business or home address of its current Directors and officers;

(7)                                  Its most recent annual report delivered to the Missouri Secretary of State; and

(8)                                  Appropriate financial statements of all income and expenses.

E.                                      The Corporation shall not be required, under this Article Eleven, to disclose any information with respect to donors, gifts, contributions or the purchase or sale of art objects.

11.2                           Shareholder’s Inspection of Records.  A shareholder shall be entitled to inspect and copy at a reasonable time and location specified by the Corporation, any of the records of the Corporation required to be maintained by The General and Business Corporation Law of Missouri and financial statements of the Corporation if the shareholder gives the Corporation written notice or a written demand at least five business days before the date on which the shareholder wishes to inspect and copy.  A shareholder may inspect and copy such records only if the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect and the records are directly connected with this purpose.

11.3                           Scope of Inspection Right.  A shareholder’s agent or attorney shall have the same inspection and copying rights as the shareholder the agent or attorney represents.  The right to copy records under this Article Eleven includes the right to receive copies made by photographic, xerographic, or other means.  The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder.  The charge may not exceed the estimated cost of production or reproduction of the records.  The Corporation may comply with a shareholder’s demand to inspect the record of shareholders by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.

11.4                           Use of Shareholder Lists.  Without consent of the Board, a shareholder list or any part thereof may not be obtained or used by any person for any purpose unrelated to a shareholder’s interest as a shareholder.  Without limiting the generality of the foregoing, without the consent of the Board a shareholder list or any part thereof may not be:

(1)                                  Used to solicit money or property unless such money or property will be used solely to solicit the votes of the shareholders in an election to be held by the Corporation;

(2)                                  Used for any commercial purpose; or

(3)                                  Sold to or purchased by any person.

11.5                           Furnishing of Financial Statements.  The Corporation upon written demand from a shareholder shall furnish that shareholder its latest annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries or affiliates, as appropriate, that include a balance sheet as of the end of the fiscal year and statement of operations for that year.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If annual financial statements are reported upon by a certified public accountant, the accountant’s report must accompany them.  If not, the statements must be accompanied by the statement of the President or the person responsible for the Corporation’s financial accounting records;

(1)                                  Stating the President’s or other person’s reasonable belief as to whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)                                  Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

11.6                           Report of Indemnification or Advance.  If the Corporation indemnifies or advances expenses to a Director under Article Thirteen in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next meeting of shareholders.

ARTICLE TWELVE

Waiver of Notice

Except as provided otherwise in these By-Laws or The General and Business Corporation Law of Missouri, whenever any notice is required to be given pursuant to these By-Laws, the Articles of Incorporation, or The General and Business Corporation Law of Missouri, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, shall satisfy such requirement of notice.

ARTICLE THIRTEEN

Indemnification

13.1                           Indemnification of Directors and Officers.  The Corporation shall indemnify each Director and officer to the fullest extent specified in the Articles of Incorporation.

13.2                           Indemnification of Employees and Agents.

a.                                       The Corporation may, by majority vote of the Directors, hold harmless and indemnify all, some or none of its non-officer employees or agents.

b.                                      If the Corporation provides indemnification as authorized in Subsection a of this Section, it may provide such person or persons the same full and complete indemnification afforded to Directors and officers under Section 13.1 of this Article, or it may provide such lesser or more limited indemnification, the Corporation being under no obligation to provide the same or equivalent indemnification to any one employee or agent as may be provided to another,

13.3                           Payment of Expenses in Advance of Disposition of Action.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Thirteen.

13.4                           Indemnification Provided in this Article Non-Exclusive.  The indemnification provided by this Article Thirteen shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these By-Laws, any agreement, or by law, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

13.5                           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteen.

13.6                           Definition of Corporation. For the purpose of this Article Thirteen, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Thirteen with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

13.7                           Other Definitions.  For purposes of this Article Thirteen, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involved services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE FOURTEEN

Amendments

With unanimous approval, the Board of Directors shall have the power to make, alter, amend and repeal the By-Laws of the Corporation and to adopt new By-Laws.

ARTICLE FIFTEEN

Miscellaneous

Wherever not otherwise provided in these By-Laws, the internal affairs of the Corporation shall be governed by the procedures established in The General and Business Corporation Law of Missouri.

ARTICLE SIXTEEN

Saving Clause

In the event any provision of these By-Laws shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of these By-Laws, and any other provisions of these By-Laws shall be construed as if such invalid provision had not been contained herein.

ARTICLE SEVENTEEN

Certificates of Stock and Transfers

1.                                       Issuance.  Except as otherwise provided in the Articles of Incorporation, certificates of stock of the Corporation shall be issued and signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, if any.  Such seal may be facsimile, engraved or printed.  Certificates shall be numbered consecutively and registered as they are issued.  They shall indicate, upon their face, among other things, the owner’s name, the number and class of shares of stock represented by the certificate, the par value of shares of such class, the date of its issuance and the manner in which the shares may be transferred.

2.                                       Transfers.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of such certificate properly endorsed.

3.                                       Transfer Books.  Proper books shall be kept under the direction of the Secretary, showing the ownership and transfer of all certificates of stock.  The Board of Directors shall have power to close said transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of shares shall go into effect, provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares.  In such case, such shareholders and only such shareholders as shall have been shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

4.                                       Holders of Record.  The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Missouri.

CERTIFICATE

The foregoing By-Laws were duly adopted as and for the Revised and Restated By-Laws of Abbott Ambulance, Inc. (formerly Abbott Merger, Inc.) by the Board of Directors of said Corporation on September 27, 2004.

/s/
Secretary